                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 7, 2002

                       PEGASUS COMMUNICATIONS CORPORATION
   ---------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       Delaware                     0-32383                    23-3070336
   ----------------              ------------              -------------------
   (State or Other               (Commission                 (IRS Employer
   Jurisdiction of               File Number)              Identification No.)
   Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania   19004
      --------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
                                                            ------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
        ------------

         Our next Annual Meeting of Stockholders is currently scheduled to be held on May 31, 2002, which is more than 30 calendar days after the anniversary of our 2001 Annual Meeting. Holders of our outstanding common stock as of April 5, 2002 will be entitled to vote at the annual meeting. As a result, the deadline for submissions of stockholder proposals relating to the annual meeting has changed from the dates specified in last year's proxy statement.

         To be considered for inclusion in our proxy materials for the annual meeting pursuant to Rule 14a-8 under the Securities and Exchange Act, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials. We have set the deadline for receipt of such proposals as the close of business on March 29, 2002.

         Stockholders intending to present a proposal for consideration at the annual meeting outside the processes of Rule 14a-8 must notify us on or before the close of business on March 29, 2002. Otherwise the proposal will be considered untimely and our company's proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the annual meeting, without including information regarding the proposal in our proxy materials.

         Proposals should be addressed to the attention of Scott A. Blank, Secretary of Pegasus Communications Corporation, c/o Pegasus Communications Management Company, Suite 200, 225 City Line Avenue, Bala Cynwyd, Pennsylvania 19004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PEGASUS COMMUNICATIONS CORPORATION


                                             By: /s/ Scott A. Blank
                                                 -------------------------------
                                                 Scott A. Blank
                                                 Senior Vice President

March 7, 2002